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                                                                    EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 1996, except for Notes 1 and 9, which date is January 31, 1997, on the consolidated financial statements of AHI Healthcare Systems, Inc. for the three year period ended December 31, 1995, included in the Joint Proxy Statement/Prospectus of FPA Medical Management, Inc. and AHI Healthcare Systems, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-_____) and Joint Proxy Statement/Prospectus of FPA Medical Management, Inc. and AHI Healthcare Systems, Inc. for the registration of 9,028,705 shares of FPA Medical Management, Inc.'s common stock.


                                        Ernst & Young LLP
                                        -------------------------------------
                                        ERNST & YOUNG LLP

Los Angeles, California
February 12, 1997